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                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934



Date of Report (Date of earliest event reported)       August 22, 1996
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                             PALMER WIRELESS, INC.
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             (Exact name of registrant as specified in its charter)



            Delaware                  0-25588                 65-0456627
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  (State or other jurisdiction      (Commission             (IRS Employer
        of incorporation)            File No.)           Identification No.)


12800 University Drive, Suite 500, Fort Myers, Florida          33907
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(Address of principal executive offices)                      (Zip Code)


              Registrant's telephone number, including area code:
                                 (941) 433-4350


                                 Not applicable
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         (Former name or former address, if changed since last report)

                         Exhibit Index on Page:   4
                                                ----
                        Total Number of Pages:  ____
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Item 5.   Other Events.

          On August 22, 1996, Palmer Wireless, Inc. (the "Company") announced that its wholly-owned subsidiary, Palmer Wireless Holdings, Inc. ("Holdings"), has signed a definitive agreement with Mobile Communications Systems, L.P. pursuant to which Holdings agreed to purchase the cellular telephone system serving the Georgia-13 Rural Service Area (Market No. 383) for a total cash purchase price of $36.5 million, subject to certain downward adjustments of up to $1 million.

          Consummation of the acquisition is subject to issuance by the Federal Communication Commission of a Final Order consenting to the acquisition. The acquisition is also subject to certain customary terms and conditions. The Company expects the acquisition to be consummated in February 1997.

Item 7.   Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)  Exhibits.

5 Sale and Purchase Agreement by and between Mobile Communications Systems, L.P. and Palmer Wireless Holdings, Inc., dated August 22, 1996
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                              PALMER WIRELESS, INC.




Date:  September 3, 1996      By:  /s/ William J. Ryan
                                 --------------------------------
                                 William J. Ryan
                                 President and Chief Executive Officer
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                                 EXHIBIT INDEX



Exhibit No.       Description                                             Page
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5                 Sale and Purchase Agreement by and between
                  Mobile Communications Systems, L.P. and Palmer
                  Wireless Holdings, Inc., dated August 22, 1996